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                         {ARTHUR ANDERSEN LETTERHEAD}


October 14, 1994


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Noble Drilling Corporation (Commission File No. 0-13857) dated October 7, 1994.


Very truly yours,


/s/  ARTHUR ANDERSEN LLP